Exhibit 21

                      Subsidiaries of the Registrant

                                                       Percentage
        Entity                         Jurisdiction     Ownership
        [S]                                 [C]                 [C]
        VASCO Data Security Europe SA    Belgium          100%*

             VASCO Data Security NV/SA   Belgium          100%*

        VASCO Data Security, Inc.        Delaware         100%


   * All shares are held by the parent corporation, except that shares representing less than 1% are held by T. Kendall Hunt.